UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2011

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Indemnification of Former Officer Susie Strohm.  In the previously-disclosed civil suit by former officer Susie Strohm (“Strohm”) and her counsel Dorsey & Whitney LLP (“Dorsey”), the Third Judicial District Court in Salt Lake City (“Court”) issued a Ruling and Order on January 24, 2011 with respect to Dorsey’s petition for attorneys’ fees and costs, which sought over $3,000,000 in addition to the $1,447,000 that ClearOne has already paid to Dorsey in connection with Strohm’s federal criminal defense.

The Court ruled that Dorsey is entitled to keep all of the attorneys’ fees and costs that it already received for criminal defense services rendered through March 31, 2008, with no retrospective adjustment or reimbursement.  For criminal defense services rendered and costs incurred from April 1, 2008 through the federal jury verdict in the criminal case on February 27, 2009, the Court ruled that ClearOne is required to pay Dorsey for all hours billed, except for certain travel hours billed, and at rates that are at or below the rates set forth in Dorsey’s bills.  Dorsey is required to submit a judgment specifying the amounts authorized by the court’s ruling.  At present, ClearOne estimates that the criminal defense fees and costs due to Dorsey pursuant to this ruling are approximately $900,000. In addition, the court ruled that ClearOne is required to pay interest on the criminal defense fees and costs which, at present, is estimated to be approximately $330,000. The court further ruled that if Strohm prevails on her criminal appeal and potential retrial of the criminal case, ClearOne would be obligated to pay additional reasonable attorneys’ fees and costs incurred after the February 27, 2009 jury verdict.

The Court also ruled that ClearOne is required to pay Dorsey’s reasonable attorneys’ fees and costs incurred in bringing this lawsuit against ClearOne subject to certain deductions. At present, ClearOne estimates that the amounts due to Dorsey for such fees and costs are approximately $850,000.

ClearOne is considering its options for appeal.

This Report on Form 8-K contains "forward-looking" statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including statements regarding estimates or the potential amounts due under or impact of pending litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: January 27, 2011	By:	/s/ Zee Hakimoglu
Zee Hakimoglu
President & Chief Executive Officer